EXHIBIT 32.2

                  CERTIFICATION BY THE CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Syndication Net.com, Inc. (the "Company") for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Mrutyunjaya S. Chittavajhula., Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





Dated:   May 23, 2005

                                        /s/ Mrutyunjaya S. Chittavajhula.
                                        ----------------------------------------
                                        Mrutyunjaya S. Chittavajhula.
                                        Chief Financial Officer